EXHIBIT 10.1.23

WARRANT EXCHANGE AGREEMENT

     This WARRANT EXCHANGE AGREEMENT (this “Agreement”) is dated as of August 31, 2004, among SPECIALTY UNDERWRITERS’ ALLIANCE, INC., a Delaware corporation (the “Company”), FRIEDMAN, BILLINGS, RAMSEY GROUP, INC., a Virginia corporation (“FBR”), COURTNEY SMITH (“Smith”), PETER JOKIEL (“Jokiel”), WILLIAM LODER (“Loder”) and GARY FERGUSON (“Ferguson”).

     WHEREAS, (1) the Company has issued to FBR Warrant No. W-1A (the “Existing FBR Warrant”), dated as of July 23, 2004, which is exercisable by FBR for the number of shares of Common Stock of the Company that would be purchasable in the Qualified Equity Offering for $4,000,000, for a Purchase Price of $0.01 per share, (2) the Company has issued to Smith Warrant No. W-2A (the “Existing Smith Warrant”), dated as of July 23, 2004, which is exercisable by Smith for the number of shares of Common Stock of the Company that would be purchasable in the Qualified Equity Offering for $520,000, for a Purchase Price of $0.01 per share, (3) ) the Company has issued to Jokiel Warrant No. W-3A (the “Existing Jokiel Warrant”), dated as of July 23, 2004, which is exercisable by Jokiel for the number of shares of Common Stock of the Company that would be purchasable in the Qualified Equity Offering for $228,000, for a Purchase Price of $0.01 per share, (4) the Company has issued to Loder Warrant No. W-4A (the “Existing Loder Warrant”), dated as of July 23, 2004, which is exercisable by Loder for the number of shares of Common Stock of the Company that would be purchasable in the Qualified Equity Offering for $90,000, for a Purchase Price of $0.01 per share, and (5) the Company has issued to Ferguson Warrant No. W-5A (the “Existing Ferguson Warrant”), dated as of July 23, 2004, which is exercisable by Ferguson for the number of shares of Common Stock of the Company that would be purchasable in the Qualified Equity Offering for $62,000, for a Purchase Price of $0.01 per share (the Existing FBR Warrant, the Existing Smith Warrant, the Existing Jokiel Warrant, the Existing Loder Warrant and the Existing Ferguson Warrant being referred to collectively herein as the “Existing Warrants”).

     WHEREAS, each of the Company, FBR, Smith, Jokiel, Loder and Ferguson have agreed that it is in their respective best interests to amend the economics of the Existing Warrants, by having the Existing Warrants exchanged for new warrants (the “New Warrants”), with the terms described in this Agreement.

     NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized Terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Existing Warrants.

     2. Warrant Exchange Terms.

     (a) FBR shall surrender to the Company the Existing FBR Warrant and the Company shall deliver to FBR two New Warrants, (i) Warrant No. W-1B exercisable for the number of shares of Common Stock of the Company that would be purchasable in the Qualified Equity

Offering for $4,500,000, for a Purchase Price per share equal to the price per share at which such Common Stock is sold to the public, minus all underwriting discounts and commissions, and (ii) Warrant No. W-1C exercisable for the number of shares of Common Stock of the Company that would be purchasable in the Qualified Equity Offering for $1,000,000, for a Purchase Price of $0.01 per share.

     (b) Smith shall surrender to the Company the Existing Smith Warrant and the Company shall deliver to Smith two New Warrants, (i) Warrant No. W-2B exercisable for the number of shares of Common Stock of the Company that would be purchasable in the Qualified Equity Offering for $480,000, for a Purchase Price per share equal to the price per share at which such Common Stock is sold to the public, minus all underwriting discounts and commissions, and (ii) Warrant No. W-2C exercisable for the number of shares of Common Stock of the Company that would be purchasable in the Qualified Equity Offering for $100,000, for a Purchase Price of $0.01 per share.

     (c) Jokiel shall surrender to the Company the Existing Jokiel Warrant and the Company shall deliver to Jokiel a New Warrant, Warrant No. W-3B exercisable for the number of shares of Common Stock of the Company that would be purchasable in the Qualified Equity Offering for $342,000, for a Purchase Price per share equal to the price per share at which such Common Stock is sold to the public, minus all underwriting discounts and commissions.

     (d) Loder shall surrender to the Company the Existing Loder Warrant and the Company shall deliver to Loder a New Warrant, Warrant No. W-4B exercisable for the number of shares of Common Stock of the Company that would be purchasable in the Qualified Equity Offering for $135,000, for a Purchase Price per share equal to the price per share at which such Common Stock is sold to the public, minus all underwriting discounts and commissions.

     (e) Ferguson shall surrender to the Company the Existing Ferguson Warrant and the Company shall deliver to Ferguson a New Warrant, Warrant No. W-5B exercisable for the number of shares of Common Stock of the Company that would be purchasable in the Qualified Equity Offering for $93,000, for a Purchase Price per share equal to the price per share at which such Common Stock is sold to the public, minus all underwriting discounts and commissions.

     (f) The Company shall cancel the Existing Warrants upon receipt thereof.

     3. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

     4. Section Headings. The various headings and sub-headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof or thereof.

     5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF VIRGINIA AND THE OBLIGATIONS, RIGHTS AND REMEDIES

OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     6. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each undersigned party has caused this Agreement to be duly executed by one of its officers thereunto duly authorized as of the date and year first above written.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By:	/s/ Courtney Smith

Name: Courtney Smith
Title: President

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By:	/s/ Edward M. Wheeler

Name: Edward M. Wheeler
Title: MD

/s/ Courtney Smith

Courtney Smith

/s/ Peter Jokiel

Peter Jokiel

/s/ William Loder

William Loder

/s/ Gary Ferguson

Gary Ferguson